EXHIBIT 99.1

For Immediate Release

Executive Contact:	Investor / Media Contacts:
Charles J. Kleman	James Palczynski-Investor Relations
Chief Operating Officer	Megan McDonnell-Media Relations
Chief Financial Officer	Integrated Corporate Relations, Inc.
Chico’s FAS, Inc.	(203) 222-9013
(239) 274-4105

Chico’s FAS, Inc. Announces Record Third Quarter and
Nine Month Revenues and Earnings

•	Third quarter net income up 38.6% to a record $37 million

•	Revenues rose 41.3% to a record $781 million for the nine months

•	Net income climbed 45.1% to a record $108 million for the nine months

     Fort Myers, FL – November 30, 2004 – Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the third quarter and nine months ended October 30, 2004.

     Net sales for the third quarter ended October 30, 2004, increased 28.1% to a record $270 million from $211 million for the third quarter ended November 1, 2003. Net income rose 38.6% to $37 million, or $0.41 a diluted share, compared to net income of $27 million, or $0.30 a diluted share, in the prior year’s third quarter. Comparable store sales for the Company-owned stores increased 6.1% for the thirteen week period ended October 30, 2004, compared to the same thirteen week period last year.

     For the nine months ended October 30, 2004, net sales increased 41.3% to a record $781 million from $553 million for the prior year’s nine months ended November 1, 2003. Net income rose 45.1% to $108 million, or $1.20 a diluted share, compared to net income of $75 million, or $0.85 a diluted share, in the prior period. Comparable store sales for Company-owned stores increased 13.0% for the thirty-nine week period compared to the same thirty-nine week period last year.

     Scott A. Edmonds, President and CEO, commented, “We are extremely pleased with our third quarter results which show strong year-over-year growth in spite of the hurricanes that we experienced during this time frame. Both the Chico’s and White House | Black Market brands saw strong increases in the number of transactions and both brands also saw improvement in merchandise margins for the quarter. The White House brand continued to solidly add to earnings per share as it again contributed between $.02 and $.03 per share to our $.41 diluted earnings per share for the third quarter and we remain confident about the potential this brand has to bring significant long-term value to our shareholders. We completed the launch of our intimate apparel concept test stores, ‘Soma by Chico’s,’ during the third quarter, and we continue to remain excited about this opportunity.”

     Mr. Edmonds further stated, “Our strong cash flows, along with our impressive operating margin of 21.9%, demonstrate the continued strength of the Chico’s brands and our goal to consistently deliver strong results to our shareholders. Even though our accomplishments to date have been significant, we believe that our best and biggest opportunities may lie ahead of us.”

     Chico’s sells exclusively designed, private-label women’s clothing and related accessories. The Company operates 655 women’s specialty stores, including stores in 47 states, the District of Columbia, the Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma by Chico’s names. The Company owns 450 Chico’s front-line stores, 25 Chico’s outlet stores, 154 White House | Black Market front-line stores, 4 White House | Black Market outlet stores and 10 Soma by Chico’s stores; franchisees own and operate 12 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to Chico’s monthly sales information and investor relations line

A copy of a slide show addressing Chico’s recent financial results and current plans for expansion is available on the Chico’s website at http://www.chicos.com in the investor relations section

Additional investor information on Chico’s FAS, Inc. is available free of charge on the Chico’s website at http://www.chicos.com in the investor relations section

(Financial Tables Follow)

Chico’s FAS, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	October 30,	January 31,
	2004	2004
ASSETS
Current Assets:
Cash and cash equivalents	$13,688	$15,676
Marketable securities, at market	211,623	104,453
Receivables	7,430	6,368
Inventories	79,479	54,896
Prepaid expenses	9,419	8,655
Deferred taxes	11,067	7,525

Total Current Assets	332,706	197,573

Property and Equipment:
Land and land improvements	6,033	5,976
Building and building improvements	27,619	25,014
Equipment, furniture and fixtures	132,270	100,589
Leasehold improvements	126,031	99,806

Total Property and Equipment	291,953	231,385
Less accumulated depreciation and amortization	(77,861)	(57,660)

Property and Equipment, Net	214,092	173,725

Other Assets:
Goodwill	61,796	60,114
Other intangible assets	34,065	34,043
Other assets, net	6,945	5,399

Total Other Assets	102,806	99,556

	$649,604	$470,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$45,977	$27,796
Accrued liabilities	51,753	43,187
Current portion of deferred liabilities	286	599

Total Current Liabilities	98,016	71,582

Noncurrent Liabilities:
Deferred liabilities	15,272	12,713
Deferred taxes	13,014	11,724

Total Noncurrent Liabilities	28,286	24,437

Stockholders’ Equity:
Common stock	893	875
Additional paid-in capital	143,920	98,586
Retained earnings	378,588	275,339
Accumulated other comprehensive (loss) income	(99)	35

Total Stockholders’ Equity	523,302	374,835

	$649,604	$470,854

Chico’s FAS, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Thirty-Nine Weeks Ended				Thirteen Weeks Ended
	October 30, 2004		November 1, 2003		October 30, 2004		November 1, 2003
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales by Company stores	$755,589	96.7	$530,026	95.8	$260,421	96.5	$201,716	95.8
Net sales by catalog & Internet	19,402	2.5	17,084	3.1	6,991	2.6	6,578	3.1
Net sales to franchisees	6,340	0.8	5,880	1.1	2,361	0.9	2,275	1.1

Net sales	781,331	100.0	552,990	100.0	269,773	100.0	210,569	100.0
Cost of goods sold	296,605	38.0	211,725	38.3	101,568	37.7	81,202	38.6

Gross profit	484,726	62.0	341,265	61.7	168,205	62.3	129,367	61.4
General, administrative and store operating expenses	290,775	37.2	206,522	37.4	101,976	37.8	80,815	38.4
Depreciation and amortization	20,748	2.6	15,137	2.7	7,047	2.6	5,547	2.6

Income from operations	173,203	22.2	119,606	21.6	59,182	21.9	43,005	20.4
Interest income, net	1,373	0.2	705	0.2	620	0.2	155	0.1

Income before taxes	174,576	22.4	120,311	21.8	59,802	22.1	43,160	20.5
Income tax provision	66,338	8.5	45,718	8.3	22,725	8.4	16,401	7.8

Net income	$108,238	13.9	$74,593	13.5	$37,077	13.7	$26,759	12.7

Per share data:
Net income per common share–basic	$1.22		$0.87		$0.41		$0.31

Net income per common & common equivalent share–diluted	$1.20		$0.85		$0.41		$0.30

Weighted average common shares outstanding–basic	89,040		86,100		89,361		86,818

Weighted average common & common equivalent shares outstanding–diluted	90,022		87,827		90,119		88,509